                                                                  EXHIBIT 4.02

                         Registration rights agreement

     This Registration Rights Agreement (this "Agreement") is entered into as of February 12, 2001 (the "Agreement Date") and is contingent and effective upon the Closing Date (as defined in the Purchase Agreement, defined below), by and between ONI Systems Corp., a Delaware corporation (the "Company") and Finisar Corporation ("Finisar"), a Delaware corporation.

                                   Recitals

          A. This Agreement is entered into pursuant to and concurrently with the execution of that certain Asset Acquisition Agreement dated as of February 12, 2001 (the "Purchase Agreement") by and between the Company and Finisar, under which the Company shall issue to Finisar shares of the Company's Common Stock, par value $0.0001 per share (the "Shares").

          B. As an inducement for Finisar to enter into the Purchase Agreement, the Company desires to grant the registration rights to Finisar as contained herein.

     Now, therefore, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                              Certain Definitions

     As used in this Agreement, the following terms will have the meanings set forth below:

     1.1  Certain Definitions.  For purposes of Article 2:
          -------------------

          (a)  Commission or SEC.  The terms "Commission" and "SEC" means the
               -----------------
Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

          (b)  Existing Rights Agreement.  The term "Existing Rights Agreement"
               -------------------------
means that certain Investors' Rights Agreement by and among the Company and certain investors and other parties, dated as of May 9, 2000.

          (c)  Form S-3.  The term "Form S-3" means a registration statement
               --------
filed under Form S-3 under the Securities Act, as such is in effect on the date hereof, or any successor form of registration statement under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by the Company with the SEC.

          (d)  Holder.  The term "Holder" means Finisar or any assignee of
               ------
record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

          (e)  Registration.  The terms "register," "registered" and
               ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of effectiveness of such registration statement.

          (f)  Registration Expenses.  The term "Registration Expenses" means
               ---------------------
all expenses incurred by the Company in complying with Sections 2.1 and 2.2, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale.

          (g)  Registrable Securities.  The term "Registrable Securities" means
               ----------------------
(i) the Shares that are issued to Finisar pursuant to the Purchase Agreement, and (ii) any shares of Common Stock of the Company that may be issued as a dividend or other distribution (including shares of Common Stock of the Company issued in a subdivision and split of the Company's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Common Stock of the Company described in clauses (i) of this Section 1.1(g) or in this clause (ii); excluding in all cases, however, from the definition of
             ---------
"Registrable Securities" any such shares that are: (v) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (w) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (x) sold pursuant to a registration statement filed pursuant to this Agreement; or (y) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Except as provided in clause
(ii) of the first sentence of this Section 1.1(g), without limitation, the term "Registrable Securities" does not include any shares of Common Stock the Company that were not issued in connection with the Purchase Agreement.

          (h)  Securities Act.  The term "Securities Act" means the Securities
               --------------
Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

  Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

                                   ARTICLE 2
                              Registration Rights

          2.1  Company Registration.
               --------------------

               (a)  Notice of Registration.  If at any time or from time to
                    ----------------------
               time, the Company shall determine to register in an underwritten offering any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights pursuant to Section 2.2 of the Existing Rights Agreement, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company shall:

                    (x)  promptly give to Holder written notice thereof; and

                    (y) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by Holder received by the Company within 15 days after the Company mails such written notice, subject to the provisions below.

               (b)  Underwriting. The right of Holder to registration pursuant
                    ------------
                    to Section 2.1 shall be conditioned upon the participation by Holder in such underwriting and the inclusion of the Registrable Securities of Holder in the underwriting to the extent provided herein. If Holder wishes to distribute its securities through such underwriting, it shall (together with the Company and any other stockholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this
                    Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by Holder to be included in such registration. The Company shall so advise Holder and the other stockholders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among Holder and the other stockholders distributing their securities through such underwriting in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such stockholders at the time of filing the registration statement, provided that no such inclusion of Registrable Securities and other securities by the underwriter may reduce the securities being offered by the Company for its own account or for the account of holders exercising registration rights under Section 2.2 of the Existing Rights Agreement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to Holder to the nearest 100 shares. If Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

               (c)  Right to Terminate Registration.  The Company shall have the
                    -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          2.2  Form S-3 Registration.  At any time after June 1, 2001, in case
               ---------------------
the Company shall receive from Holder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to an amount of the Registrable Securities owned by Holder or holders under the Existing Rights Agreement for which the anticipated aggregate offering price would be at least $1,000,000, the Company shall:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance to Holder and all other stockholders of the Company with registration rights; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Holder's Registrable Securities as are specified in such request, together with all or such portion of the securities of any stockholders of the Company with registration rights joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 2.2: (1) if Form S-3 is not available for such offering by the Holder; (2) if the Company shall furnish to Holder a certificate signed by the president of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the initiating request of Holder or such other holders under this Section 2.2; provided, however, that the Company shall not utilize this right more than once in any twelve month period;
(3) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration in which Holder's Registrable Securities were included or in which the securities of holders under the Existing Rights Agreement were included and Holder was afforded the opportunity to have its Registrable Securities included in such registration statement; (4) if the Company has already effected two registrations on Form S-3 for Holder pursuant to this Section 2.2(b); or (5) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

          Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of Holder.

          If the registration to be effected pursuant to this Section 2.2 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters selected by the Company reasonably acceptable Holder. In such event, the right of Holder to registration pursuant to Section 2.2 shall be conditioned upon the participation by Holder in such underwriting and the inclusion of the Registrable Securities of Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by Holder to be included in such registration. The Company shall so advise Holder, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among Holder and other stockholders of the Company with registration rights in proportion to the respective amounts of Registrable Securities which would be held by each of such stockholders at the time of filing of the registration statement. Any Registrable Securities that are so excluded from the underwriting shall be excluded from the registration.

          2.3  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with the registration, qualification or compliance pursuant to Sections 2.1 and 2.2 shall be borne by the Company.

          2.4  Letter or Opinion of Counsel in Lieu of Registration.  If in the
               ----------------------------------------------------
opinion of counsel for the Company concurred in by counsel for Holder (which concurrence shall not be unreasonably withheld), no registration under the Securities Act is required in connection with the disposition of the Registrable Securities covered by any request made under Sections 2.1 or 2.2 in the manner in which they propose to dispose of the Registrable Securities included in such request, the Company need not comply with such request or requests; provided, however, that the Company shall not be so relieved of its obligations under Sections 2.1 and 2.2 unless such opinion of counsel for the Company shall have been mailed by the Company to Holder within fifteen (15) days after the Company's receipt of Holder's request or requests; and provided, further, that if counsel for the Company has opined that no registration is required in connection with any such disposition, such counsel shall further opine as to whether the removal of any legend from certificates representing all shares to which such opinion refers is permissible, and, if so, the Company shall remove from such certificates all legends no longer required thereon and shall rescind any stop-transfer instructions previously communicated to its transfer agent relating to such shares.

          2.5  Registration Procedures.  Subject to the conditions and
               -----------------------
procedures set forth below in Section 2.6, if and whenever the Company is required by the provisions of this Article 2 effect promptly the registration of Registrable Securities held by Holder, the Company shall:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than one hundred twenty (120) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information) and for no longer than ninety (90) days in the case of a registration statement on Form S-3 (in either case, the "Effectiveness Period").

          (c) Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of Holder.

          2.6  Selling Procedures.  Any sale of Registrable Securities by Holder
               ---------------------
pursuant to Section 2.2 hereof shall be subject to the following conditions and procedures:

          (a) Holder shall provide written notice ("Stockholder Notice") to the Company no less than three (3) business days prior to Holder's intended sale. Within two (2) days of receipt of the Stockholder Notice, the Company will inform Holder in writing if the registration statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder. After receipt of notice from the Company that the registration statement is current and complies with the Securities Act, Holder shall then have ten (10) business days after the date of the intended sale, as specified in the Stockholder Notice, to sell the Registrable Securities proposed to be sold. After such ten (10) day period, Holder shall once again comply with the procedures set forth in this Section 2.6 prior to any further sales.

          (b) If the Company informs Holder that the registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, the Company shall use its most diligent efforts to provide to Holder a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Stockholder's Notice; provided however, that if the Board of Directors of the Company, acting in good faith, determines that there exists material nonpublic information about the Company that the Board does not wish to disclose in a registration statement (due to the fact that such disclosure may not be in the best interest of the Company's stockholders) which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 2.2, the Company shall have the right, no more than one (1) time during any Effectiveness Period, to delay the preparation of a current prospectus that complies with the Securities Act for up to thirty (30) days without explanation to Holder.

          2.7  Indemnification.  In the event any of the Registrable Securities
               ---------------
are included in a registration statement under this Article 2:

          (a) The Company will indemnify Holder, each of its officers and directors and partners and Holder's separate legal counsel and independent accountants, and each person controlling Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holder, each of its officers and directors and partners and Holder's separate legal counsel and independent accountants and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder or underwriter and stated to be specifically for use therein.

          (b) Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other stockholder of the Company distributing its securities through such registration, each of its officers and directors and each person controlling such stockholders within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; provided, however, that the obligations of Holder hereunder shall be limited to an amount equal to the net proceeds to Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided, however, that the obligations of such Indemnifying Party hereunder shall be limited to an amount equal to the net proceeds to Holder of Registrable Securities sold as contemplated herein.

          2.8  Information by Holder.  Holder in any registration of its
               ---------------------
Registrable Securities shall furnish to the Company such information regarding Holder and the distribution proposed by Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

          2.9  Delay of Registration.  Holder will not have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          2.10   Acknowledgment of Other Agreements.  Holder acknowledges that
                 ----------------------------------
its has been informed by the Company that other stockholders of the Company currently hold certain "demand," "piggyback," Form S-3 and other registration rights that may enable such other stockholders to sell their shares of Common Stock of the Company prior to the Holder.

          2.11  Assignment.  Notwithstanding anything herein to the contrary,
                -----------
the rights of Holder to cause the Company to register securities granted under
Article 2 may be assigned to a transferee or assignee in connection with the transfer or assignment of shares of Registrable Securities only if the transferor or assignor provides prior written notice thereof to the Company and
(i) the transfer of such shares occurs in a distribution from Holder to an affiliate thereof, or (ii) the transfer of such shares occurs in connection with a merger or consolidation of Holder or the sale of all or substantially all of Holder's assets. Subject to the foregoing restrictions, all rights, covenants and agreements in Article 2 by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto.

                                   ARTICLE 3
                                 Miscellaneous

          3.1  Governing Law.  The internal laws of the State of California,
               -------------
irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          3.2  Severability.  If any provision of this Agreement, or the
               ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          3.3  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

          3.4  Amendment and Waivers.  Any term or provision of this Agreement
               ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          3.5  Notices.  All notices and other communications required or
               -------
permitted under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

          If to the Company:

               ONI Systems Corp.
               166 Baypointe Parkway
               San Jose, California 95134
               Attention:  President and General Counsel
               Telecopy:  (408) 965-2665

          with copies to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA  94306
               Attention:  Richard L. Dickson, Esq.
               Fax Number:  (650) 494-1417

          If to Finisar:

               Finisar Corporation
               1308 Moffett Park Drive
               Sunnyvale, California 94089
               Attention:  President and General Counsel
               Telecopy:  (408) 541-9579

          with a copy to:

               Gray Cary Ware & Freidenrich, LLP
               400 Hamilton Avenue
               Palo Alto, CA  94301
               Attention:  Dennis J. Sullivan, Esq.
               Fax Number:  (650) 327-3699

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 3.5.

     3.6  Further Assurances.  Each party agrees to cooperate fully with the
          ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     3.7  Third Party Beneficiary Rights.  No provisions of this Agreement are
          ------------------------------
intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     3.8  Entire Agreement.  This Agreement and the exhibits hereto constitute
          ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ONI SYSTEMS CORP.                           FINISAR CORPORATION


By: /s/  Hugh Martin                        By: /s/  Frank H. Levinson
    -------------------------                   --------------------------------

Name: Hugh Martin                           Name: Frank H. Levinson
      -----------------------                    -------------------------------

Title: CEO                                  Title:  CTO
       ----------------------                     ------------------------------



               [Signature Page to Registration Rights Agreement]